Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-176244) and Form S‑8 (Nos. 333-52277, 333-120508, 333-124910, 333-143670, 333-160389, 333-160392, 333-168124, 333-176204, 333-183511) of Progenics Pharmaceuticals, Inc. of our report dated March 15, 2012 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
 New York, New York
March 15, 2013